PRA Group Reports Third Quarter 2026 Results

Continued Execution of PRA 3.0 Strategy Delivering Results and Building a Stronger Foundation for Long-Term Returns

$15M of Net Income Attributable to PRA Group, Inc.

NORFOLK, Va., November 5, 2026 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2026 ("Q3 2026").

Q3 2026 Highlights (vs. Q3 2025)
•Total cash collections of $536 million.
•Cash efficiency ratio1 of 63%. Adjusted cash efficiency ratio1 of 63%, an improvement of 200+ basis points, reflecting disciplined cost management.
•Portfolio income of $271 million, up 5%.
•Net income attributable to PRA Group, Inc. of $15 million, or diluted earnings per share of $0.39.
•Adjusted EBITDA2 for the twelve months ended September 30, 2026 of $1.4 billion, up 9%.
•Total portfolio purchases of $229 million, reflecting continued discipline in deploying capital toward opportunities meeting targeted return thresholds.
•Estimated remaining collections (ERC)3 of $8.8 billion, up 5%.

"Building on the positive momentum generated over the past year, we continued to execute against our PRA 3.0 strategy during the third quarter," said Martin Sjolund, President and Chief Executive Officer. "We generated healthy cash collections, grew portfolio income, lowered operating expenses, and continued making disciplined portfolio investments, while achieving meaningful operational progress across many of our strategic initiatives."

"During the quarter, our adjusted cash efficiency ratio also improved by more than 200 basis points and Adjusted EBITDA continued to grow, reflecting the operating leverage we are beginning to realize from our cost reduction actions and broader PRA 3.0 initiatives. At the same time, we continued to invest in the business through our legal collections channel and technology modernization efforts, while maintaining a disciplined approach to capital deployment focused on attractive net returns in a healthy supply environment."

"We also strengthened the foundation of the business through the issuance of $400 million in aggregate principal amount of senior notes due 2033 shortly after the quarter ended, further enhancing our funding flexibility and extending our debt maturity profile. I am pleased with the progress we have made since launching our PRA 3.0 strategy. We believe we are on a good trajectory and that our technology modernization and significant investments in legal will strengthen the business in the years to come."

1.Cash efficiency ratio is calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services. Adjusted cash efficiency ratio, which is a non-GAAP financial measure, is calculated by dividing cash receipts less operating expenses, excluding goodwill impairment, by cash receipts. A calculation of the adjusted cash efficiency ratio can be found at the end of this press release.
2.Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of net income/(loss) attributable to PRA Group, Inc. to Adjusted EBITDA can be found at the end of this press release.
3.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source, as reported and on a constant currency-adjusted basis:

Cash Collection Source	2026			2025
($ in thousands)	Q3	Q2	Q1	Q4	Q3
U.S. Core	$254,866	$269,678	$268,409	$249,322	$258,277
U.S. Insolvency	19,936	21,434	20,141	20,223	21,131
Europe Core	195,478	200,420	192,019	188,277	185,910
Europe Insolvency	17,574	17,658	20,547	19,166	22,658
Other markets (1)	47,789	49,355	50,812	54,670	54,268
Total cash collections	$535,643	$558,545	$551,928	$531,658	$542,244

Cash Collection Source -
Constant Currency-Adjusted	2026				2025
($ in thousands)	Q3				Q3
U.S. Core	$254,866				$258,277
U.S. Insolvency	19,936				21,131
Europe Core	195,478				184,788
Europe Insolvency	17,574				22,577
Other markets (1)	47,789				58,108
Total cash collections	$535,643				$544,881

•Total cash collections in Q3 2026 were $536 million, compared to $542 million in the third quarter of 2025 ("Q3 2025"). Growth in U.S. legal cash collections, coupled with continued growth in digital collections and Europe cash collections, partially offset decreases in other areas of the business.

	Three Months Ended Sept 30,
($ in thousands)	2026	2025
Portfolio income	$270,779	$258,549
Recoveries collected in excess of forecast	6,486	27,351
Changes in expected future recoveries	7,821	24,007
Changes in expected recoveries	14,307	51,358
Total portfolio revenue	$285,086	$309,907

•Total portfolio revenue in Q3 2026 decreased 8% to $285 million, compared to $310 million in Q3 2025. The decrease reflects lower Changes in expected recoveries compared to the prior year, partially offset by higher Portfolio income.
•Portfolio income in Q3 2026 increased 5% to $271 million, compared to $259 million in Q3 2025, driven by recent purchases in Europe.
•Changes in expected recoveries in Q3 2026 totaled $14 million, compared to $51 million in Q3 2025. The year-over-year decline was driven, in part, by actions taken by the Company in recent quarters to enhance its cash collection projections. This included a $349 million increase in Europe ERC as part of the Company's comprehensive portfolio review completed in the second quarter of 2026.
1.Reflects total cash collections in South America, Canada and Australia.

Expenses
•Operating expenses decreased $426 million to $200 million, compared to $627 million in Q3 2025, which included a $413 million non-cash goodwill impairment charge.
•Adjusted operating expenses, which excludes the non-cash goodwill impairment charge, decreased $14 million to $200 million, compared with $214 million in Q3 2025, driven primarily by lower Compensation and benefits expense.
◦Compensation and benefits expense decreased $8 million, reflecting workforce reduction actions, organizational simplification efforts, and other cost initiatives implemented as part of the Company's PRA 3.0 strategy.
•Interest expense, net in Q3 2026 was $64 million, relatively unchanged from Q3 2025.
•The effective tax rate for the quarter was 16%.

Portfolio Purchases

Portfolio Purchase Source	2026			2025
($ in thousands)	Q3	Q2	Q1	Q4	Q3
U.S. Core	$68,387	$90,227	$105,469	$102,254	$119,672
U.S. Insolvency	23,891	19,220	13,043	10,088	14,809
Europe Core	106,661	164,620	86,715	152,375	95,239
Europe Insolvency	23,279	9,817	4,837	4,758	5,934
Other markets (1)	6,527	12,687	10,786	45,326	19,838
Total portfolio purchases	$228,745	$296,571	$220,850	$314,801	$255,492

•The Company purchased $229 million in portfolios of nonperforming loans in Q3 2026. Consistent with its disciplined capital allocation approach, the Company remained focused on opportunities that met its return requirements across its global markets.
•At the end of Q3 2026, the Company had in place estimated forward flow commitments2 of $438 million over the next 12 months, comprised of $175 million in Europe, $247 million in the U.S., and $16 million in other markets.

Credit Availability and Funding Position
•Total availability under the Company's credit facilities as of September 30, 2026 was $1 billion, comprised of $770 million based on current ERC and subject to debt covenants, and $262 million of additional availability subject to borrowing base and debt covenants, including advance rates.
•In October 2026, the Company issued $400 million of senior notes due 2033, which extended its debt maturity profile.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until November 5, 2027, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 65294# until November 12, 2026.

About PRA Group, Inc.
As a global industry leader with more than 30 years of experience, PRA Group, Inc. (Nasdaq: PRAA) specializes in acquiring and collecting nonperforming loans. PRA Group purchases portfolios from banks and other creditors and, through its subsidiaries, collaborates with customers to help them resolve their
1.Reflects total portfolio purchases in South America, Canada and Australia.
2.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.

debt. Headquartered in Norfolk, Virginia, PRA Group has operations in the U.S., Europe, and other markets. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission, including PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
	2026	2025	2026	2025
Revenues
Portfolio income	$270,779	$258,549	$808,157	$750,441
Changes in expected recoveries	14,307	51,358	155,117	112,572
Total portfolio revenue	285,086	309,907	963,274	863,013
Other revenue	1,180	1,233	9,699	5,434
Total revenues	286,266	311,140	972,973	868,447
Operating expenses
Compensation and benefits	66,063	74,237	207,178	223,284
Legal collection costs	46,211	46,764	147,194	117,741
Legal collection fees	18,439	16,558	53,896	47,413
Agency fees	22,993	24,556	70,788	68,612
Professional and outside services	17,002	22,051	60,398	64,225
Communication	7,619	8,377	24,302	28,271
Rent and occupancy	3,451	3,654	10,439	10,638
Depreciation, amortization and impairment of long-lived assets	1,964	2,439	8,396	8,711
Goodwill impairment	—	412,611	—	412,611
Other operating expenses	16,621	15,440	47,943	42,800
Total operating expenses	200,363	626,687	630,534	1,024,306
Income/(loss) from operations	85,903	(315,547)	342,439	(155,859)
Other income/(expense)
Interest expense, net	(63,828)	(64,087)	(191,709)	(187,418)
Gain on sale of equity method investment	—	—	—	38,403
Foreign exchange gain, net	149	67	702	66
Other	(154)	(38)	(500)	(293)
Income/(loss) before income taxes	22,070	(379,605)	150,932	(305,101)
Income tax expense	3,465	24,361	41,614	44,088
Net income/(loss)	18,605	(403,966)	109,318	(349,189)
Net income attributable to noncontrolling interests	3,713	3,737	8,299	12,481
Net income/(loss) attributable to PRA Group, Inc.	$14,892	$(407,703)	$101,019	$(361,670)
Net income/(loss) per common share attributable to PRA Group, Inc.
Basic	$0.40	$(10.43)	$2.66	$(9.20)
Diluted	$0.39	$(10.43)	$2.64	$(9.20)
Weighted average number of shares outstanding
Basic	37,653	39,078	38,041	39,316
Diluted	38,021	39,078	38,278	39,316

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$139,096	$104,409
Investments	160,014	66,628
Finance receivables, net	4,683,573	4,688,024
Income taxes receivable	28,998	17,702
Deferred tax assets, net	58,448	76,955
Right-of-use assets	24,595	29,206
Property and equipment, net	20,396	24,886
Goodwill	26,871	26,871
Prepaid expenses and other assets	86,977	68,641
Total assets	$5,228,968	$5,103,322
LIABILITIES AND EQUITY
Liabilities
Accrued expenses and accounts payable	$102,595	$131,812
Income taxes payable	37,578	29,845
Deferred tax liabilities, net	31,256	17,064
Lease liabilities	27,344	32,160
Interest-bearing deposits	152,519	106,148
Borrowings	3,714,739	3,697,338
Other liabilities	31,099	48,990
Total liabilities	4,097,130	4,063,357
Equity
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 37,659 shares issued and outstanding as of September 30, 2026; 100,000 shares authorized, 38,453 shares issued and outstanding as of December 31, 2025	377	385
Additional paid-in capital	2,609	11,474
Retained earnings	1,353,706	1,255,007
Accumulated other comprehensive loss	(289,691)	(287,015)
Total stockholders' equity - PRA Group, Inc.	1,067,001	979,851
Noncontrolling interests	64,837	60,114
Total equity	1,131,838	1,039,965
Total liabilities and equity	$5,228,968	$5,103,322

Purchase Price Multiples as of September 30, 2026 (in thousands, except percentages)
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple
U.S. Core
1996-2015	$2,736,875	$7,510,730	$80,663	274%	223%
2016	400,545	819,321	27,487	205%	195%
2017	511,902	1,166,652	56,807	228%	193%
2018	604,669	1,377,953	82,203	228%	199%
2019	432,222	1,017,258	58,785	235%	209%
2020	415,384	940,623	73,528	226%	215%
2021	339,885	601,913	99,635	177%	191%
2022	275,433	429,136	115,300	156%	164%
2023	506,319	939,215	371,406	185%	191%
2024	727,672	1,678,881	910,152	231%	211%
2025	531,021	1,174,752	865,217	221%	216%
2026	264,083	554,953	523,311	210%	210%
Subtotal	7,746,010	18,211,387	3,264,494
U.S. Insolvency
1996-2015	1,472,385	2,807,086	—	191%	154%
2016	67,454	85,694	5	127%	124%
2017	275,257	359,955	204	131%	125%
2018	97,879	137,611	124	141%	127%
2019	120,845	165,153	329	137%	128%
2020	62,130	90,465	1,159	146%	136%
2021	54,898	73,519	1,839	134%	136%
2022	33,442	48,087	7,759	144%	139%
2023	61,242	80,715	29,523	132%	136%
2024	68,168	99,716	46,844	146%	149%
2025	59,091	93,419	74,993	158%	160%
2026	56,154	87,986	86,422	157%	157%
Subtotal	2,428,945	4,129,406	249,201
Total U.S.	10,174,955	22,340,793	3,513,695
Europe Core
2012-2015	1,225,893	3,795,399	663,064	310%	190%
2016	333,090	637,389	164,887	191%	167%
2017	252,174	376,348	80,088	149%	144%
2018	341,775	590,677	149,974	173%	148%
2019	518,610	918,985	273,992	177%	152%
2020	324,119	618,771	200,428	191%	172%
2021	412,411	744,524	326,017	181%	170%
2022	359,447	596,112	328,347	166%	162%
2023	410,593	753,207	462,233	183%	169%
2024	451,786	819,958	617,798	181%	180%
2025	512,533	941,655	756,842	184%	185%
2026	350,953	646,394	610,770	184%	184%
Subtotal	5,493,384	11,439,419	4,634,440
Europe Insolvency
2014-2015	29,849	49,205	—	165%	135%
2016	39,338	60,228	1,977	153%	130%
2017	39,235	54,137	1,090	138%	128%
2018	44,908	53,754	566	120%	123%
2019	77,218	115,180	3,367	149%	130%
2020	105,440	162,068	3,144	154%	129%
2021	53,230	81,979	6,010	154%	134%
2022	44,604	68,911	16,324	154%	137%
2023	46,558	74,752	31,693	161%	138%
2024	43,459	73,055	40,577	168%	147%
2025	20,760	30,891	23,823	149%	145%
2026	37,439	54,519	53,246	146%	146%
Subtotal	582,038	878,679	181,817
Total Europe	6,075,422	12,318,098	4,816,257
Other markets (5)	969,781	2,223,865	463,683	229%	205%
Total PRA Group	$17,220,158	$36,882,756	$8,793,635
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts, including purchase price adjustments that occur throughout the life of a portfolio, are presented at the exchange rate at the end of the respective period of purchase.
(3)Non-U.S. amounts are presented at the period-end exchange rate for the respective period of purchase.
(4)Non-U.S. amounts are presented at the September 30, 2026 exchange rate.
(5)Reflects all vintages in South America, Canada and Australia.

Portfolio Financial Information (1)
(in thousands)
	September 30, 2026 (year-to-date)				As of September 30, 2026
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Changes in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
U.S. Core
1996-2015	$30,128	$15,407	$7,383	$22,790	$26,090
2016	7,404	4,300	(189)	4,111	11,615
2017	14,819	8,933	(1,500)	7,433	22,868
2018	23,854	11,450	2,639	14,089	40,158
2019	18,572	9,354	(993)	8,361	27,549
2020	24,371	11,820	(1,709)	10,111	35,911
2021	27,661	13,802	(1,814)	11,988	49,723
2022	30,268	12,672	(4,400)	8,272	67,132
2023	106,708	49,149	(13,524)	35,625	197,418
2024	274,079	131,352	10,443	141,795	478,985
2025	203,444	123,502	8,645	132,147	450,801
2026	31,645	31,779	(3,215)	28,564	260,659
Subtotal	792,953	423,520	1,766	425,286	1,668,909
U.S. Insolvency
1996-2015	633	—	632	632	—
2016	80	3	52	55	5
2017	517	22	450	472	182
2018	378	5	402	407	116
2019	1,032	12	1,058	1,070	314
2020	1,134	129	222	351	1,022
2021	5,013	399	(793)	(394)	1,673
2022	6,369	921	180	1,101	7,156
2023	13,820	2,838	361	3,199	26,163
2024	17,725	5,982	299	6,281	37,432
2025	13,248	8,066	(537)	7,529	53,783
2026	1,562	2,739	241	2,980	57,290
Subtotal	61,511	21,116	2,567	23,683	185,136
Total U.S.	854,464	444,636	4,333	448,969	1,854,045
Europe Core
2012-2015	89,822	53,207	65,801	119,008	173,353
2016	19,643	8,622	21,271	29,893	89,712
2017	10,727	3,870	3,926	7,796	50,421
2018	23,571	8,813	6,212	15,025	87,585
2019	40,824	14,061	18,046	32,107	180,188
2020	29,087	12,059	5,490	17,549	120,068
2021	40,606	18,087	5,619	23,706	194,211
2022	45,904	18,260	(691)	17,569	207,127
2023	61,915	26,207	21,459	47,666	266,683
2024	87,434	39,178	4,030	43,208	348,928
2025	102,142	49,656	(5,276)	44,380	412,972
2026	36,242	16,085	3,041	19,126	333,406
Subtotal	587,917	268,105	148,928	417,033	2,464,654
Europe Insolvency
2014-2015	236	—	236	236	—
2016	318	88	445	533	328
2017	497	45	851	896	570
2018	574	24	414	438	407
2019	1,863	232	537	769	2,680
2020	4,373	340	(79)	261	2,908
2021	7,354	647	1,679	2,326	5,440
2022	9,888	1,484	2,962	4,446	14,227
2023	12,772	2,513	7,401	9,914	26,889
2024	11,931	3,864	7,083	10,947	31,465
2025	4,686	2,044	637	2,681	18,031
2026	1,287	961	227	1,188	37,290
Subtotal	55,779	12,242	22,393	34,635	140,235
Total Europe	643,696	280,347	171,321	451,668	2,604,889
Other markets (4)	147,956	83,174	(20,537)	62,637	224,639
Total PRA Group	$1,646,116	$808,157	$155,117	$963,274	$4,683,573
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the September 30, 2026 exchange rate.
(4)Reflects all vintages in South America, Canada and Australia.

Cash Collections by Year, By Year of Purchase (1) as of September 30, 2026
						(in millions)
Purchase Period	Purchase Price (2)(3)	1996-2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	Total
U.S. Core
1996-2015	$2,736.9	$5,186.4	$673.8	$479.4	$337.7	$230.9	$149.3	$98.2	$67.1	$51.7	$64.7	$53.6	$30.1	$7,422.9
2016	400.5	—	86.1	195.3	160.1	116.6	88.7	59.9	29.1	17.6	18.1	12.9	7.4	791.8
2017	511.9	—	—	94.3	264.4	247.1	185.6	124.8	73.1	41.6	37.5	26.6	14.8	1,109.8
2018	604.7	—	—	—	106.3	320.2	304.7	214.8	131.6	83.2	68.1	42.9	23.9	1,295.7
2019	432.2	—	—	—	—	93.4	282.2	237.4	141.7	86.1	61.8	37.3	18.6	958.5
2020	415.4	—	—	—	—	—	127.4	274.7	185.4	121.3	83.6	50.4	24.4	867.2
2021	339.9	—	—	—	—	—	—	73.8	149.9	115.3	82.8	52.8	27.7	502.3
2022	275.4	—	—	—	—	—	—	—	34.9	102.4	87.8	58.5	30.3	313.9
2023	506.3	—	—	—	—	—	—	—	—	63.5	211.8	185.9	106.7	567.9
2024	727.7	—	—	—	—	—	—	—	—	—	119.8	374.9	274.1	768.8
2025	531.0	—	—	—	—	—	—	—	—	—	—	106.1	203.4	309.5
2026	264.1	—	—	—	—	—	—	—	—	—	—	—	31.6	31.6
Subtotal	7,746.0	5,186.4	759.9	769.0	868.5	1,008.2	1,137.9	1,083.6	812.8	682.7	836.0	1,001.9	793.0	14,939.9
U.S. Insolvency
1996-2015	1,472.4	2,290.4	230.4	142.6	78.6	39.1	13.6	4.5	2.9	1.8	1.4	1.0	0.6	2,806.9
2016	67.5	—	10.1	18.9	18.2	16.4	13.0	6.6	1.3	0.6	0.4	0.1	0.1	85.7
2017	275.3	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	1.0	0.5	359.8
2018	97.9	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	1.0	0.4	137.4
2019	120.8	—	—	—	—	13.4	30.9	37.9	36.8	28.0	14.2	2.7	1.0	164.9
2020	62.1	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	8.7	1.1	89.3
2021	54.9	—	—	—	—	—	—	4.5	17.7	17.4	15.2	11.8	5.0	71.6
2022	33.4	—	—	—	—	—	—	—	3.2	9.2	11.1	10.5	6.4	40.4
2023	61.2	—	—	—	—	—	—	—	—	4.5	14.8	18.0	13.8	51.1
2024	68.2	—	—	—	—	—	—	—	—	—	12.1	23.1	17.7	52.9
2025	59.1	—	—	—	—	—	—	—	—	—	—	5.2	13.2	18.4
2026	56.2	—	—	—	—	—	—	—	—	—	—	—	1.7	1.7
Subtotal	2,429.0	2,290.4	240.5	210.6	200.8	177.2	153.3	145.2	127.7	98.6	91.2	83.1	61.5	3,880.1
Total U.S.	10,175.0	7,476.8	1,000.4	979.6	1,069.3	1,185.4	1,291.2	1,228.8	940.5	781.3	927.2	1,085.0	854.5	18,820.0
Europe Core
2012-2015	1,225.8	538.4	350.2	310.3	290.5	241.4	206.0	202.4	164.3	142.4	132.1	126.9	89.8	2,794.7
2016	333.1	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	27.1	19.6	485.6
2017	252.2	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	15.7	10.7	278.6
2018	341.8	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	34.3	23.6	440.7
2019	518.6	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	61.7	40.8	630.7
2020	324.1	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	45.1	29.1	373.4
2021	412.4	—	—	—	—	—	—	48.5	89.9	73.0	66.6	59.7	40.6	378.3
2022	359.4	—	—	—	—	—	—	—	33.9	83.8	74.7	67.8	45.9	306.1
2023	410.6	—	—	—	—	—	—	—	—	50.2	103.1	93.2	61.9	308.4
2024	451.9	—	—	—	—	—	—	—	—	—	46.3	135.6	87.4	269.3
2025	512.5	—	—	—	—	—	—	—	—	—	—	57.1	102.1	159.2
2026	351.0	—	—	—	—	—	—	—	—	—	—	—	36.4	36.4
Subtotal	5,493.4	538.4	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	724.2	587.9	6,461.4
Europe Insolvency
2014-2015	29.9	7.3	8.3	8.2	7.4	5.4	3.7	1.9	0.8	0.6	0.4	0.3	0.2	44.5
2016	39.3	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	0.6	0.3	62.1
2017	39.2	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	1.0	0.5	50.8
2018	44.9	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	1.4	0.6	53.5
2019	77.2	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	6.1	1.9	109.4
2020	105.4	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	15.5	4.4	149.8
2021	53.2	—	—	—	—	—	—	5.5	14.4	14.7	15.4	14.6	7.4	72.0
2022	44.6	—	—	—	—	—	—	—	4.5	12.4	15.2	15.2	9.9	57.2
2023	46.7	—	—	—	—	—	—	—	—	4.2	12.7	15.7	12.8	45.4
2024	43.4	—	—	—	—	—	—	—	—	—	9.5	15.2	11.9	36.6
2025	20.8	—	—	—	—	—	—	—	—	—	—	1.9	4.7	6.6
2026	37.4	—	—	—	—	—	—	—	—	—	—	—	1.1	1.1
Subtotal	582.0	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	87.5	55.7	689.0
Total Europe	6,075.4	545.7	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	811.7	643.6	7,150.4
Other markets (3)	969.8	33.9	86.5	103.9	83.7	137.0	135.9	125.4	135.0	215.9	220.5	210.7	148.0	1,636.4
Total PRA Group	$17,220.2	$8,056.4	$1,492.0	$1,512.7	$1,625.2	$1,841.3	$2,005.6	$2,061.8	$1,729.0	$1,660.7	$1,868.6	$2,107.4	$1,646.1	$27,606.8
(1)Non-U.S. amounts are presented at the average exchange rates during the cash collections period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts, including purchase price adjustments that occur throughout the life of a portfolio, are presented at the exchange rate at the end of the respective period of purchase.
(4)Reflects all vintages in South America, Canada and Australia.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including the non-GAAP financial measures referred to below, internally to evaluate the Company's performance and to set performance goals. Management believes these non-GAAP financial measures are useful to investors in evaluating the Company's performance, operational effectiveness and management of operating effectiveness, and provide for greater comparability. These non-GAAP financial measures should not be considered as an alternative to the most directly comparable financial measure determined in accordance with GAAP and may not be comparable to the calculation of similarly titled financial measures reported by other companies. Included below are reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted EBITDA

The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Adjusted EBITDA is calculated as Net income/(loss) attributable to PRA Group, Inc. plus Income tax expense; less Foreign exchange gain; plus Interest expense, net; plus Other expense; plus Depreciation and amortization; plus Impairment of real estate; plus Goodwill impairment; plus Net income attributable to noncontrolling interests; less Gain on sale of equity method investment; and plus Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance as it excludes certain items whose fluctuations from period-to-period do not necessarily correspond to changes in the operations of the Company's business and is useful to investors as other companies in the industry report similar financial measures.

The following table provides a reconciliation of Net income/(loss) attributable to PRA Group, Inc. to Adjusted EBITDA for the last twelve months (LTM) ended September 30, 2026 and for the year ended December 31, 2025.

	LTM	Year Ended
Adjusted EBITDA Reconciliation ($ in thousands)	September 30, 2026	December 31, 2025
Net income/(loss) attributable to PRA Group, Inc.	$157,547	$(305,142)
Adjustments:
Income tax expense	44,261	46,735
Foreign exchange gain	(1,391)	(755)
Interest expense, net	256,079	251,788
Other expense	543	336
Depreciation and amortization	7,281	9,035
Impairment of real estate	2,843	1,404
Goodwill impairment	—	412,611
Net income attributable to noncontrolling interests	10,986	15,168
Gain on sale of equity method investment	—	(38,403)
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	899,605	922,697
Adjusted EBITDA	$1,377,754	$1,315,474

Adjusted cash efficiency ratio
The Company uses an adjusted cash efficiency ratio, which is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP, to monitor and evaluate operating expenses, excluding goodwill impairment ("Adjusted operating expenses"), relative to cash collections plus fees and revenue recognized from our class action claims recovery services. Management believes the adjusted cash efficiency ratio is a useful financial measure for investors in evaluating the Company's management of operating expenses. The adjusted cash efficiency ratio is calculated by dividing cash receipts less Adjusted operating expenses by cash receipts. The following table provides a reconciliation of Total operating expenses to Adjusted operating expenses and presents the Company's cash efficiency and Adjusted cash efficiency ratios for the periods indicated (in thousands, except for ratio data):

	Adjusted Operating Expenses Reconciliation and Adjusted Cash Efficiency Ratio
	Third Quarter		Year-to-Date
	2026	2025	2026	2025
Cash collections	$535,643	$542,244	$1,646,116	$1,575,968
Fee income	771	622	6,700	3,745
Cash receipts	536,414	542,866	1,652,816	1,579,713

Total operating expenses	200,363	626,687	630,534	1,024,306
Goodwill impairment	—	(412,611)	—	(412,611)
Adjusted operating expenses	200,363	214,076	630,534	611,695

Cash efficiency ratio	63%	(15)%	62%	35%

Adjusted cash efficiency ratio	63%	61%	62%	61%

Adjusted net income attributable to PRA, Adjusted diluted earnings per share, ROATE and Adjusted ROATE
The Company uses Net income/(loss) attributable to PRA Group, Inc. excluding the impact of certain items that management does not consider indicative of the Company's ongoing operations ("Adjusted net income attributable to PRA") to monitor and evaluate our operating performance and allow for better comparability. Management believes Adjusted net income attributable to PRA is a useful financial measure for investors in evaluating our operating results.
Adjusted net income attributable to PRA is calculated as Net income/(loss) attributable to PRA Group, Inc. excluding the impact of certain items that management does not consider indicative of the Company's ongoing operations. Calculation of Adjusted diluted earnings per share excludes those same items and, if dilutive based on Adjusted net income attributable to PRA, may also include the impact of additional potentially dilutive shares.
In addition, the Company uses return on average tangible equity ("ROATE") to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. ROATE is calculated by dividing annualized Net income/(loss) attributable to PRA Group, Inc. by average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets ("Average tangible equity").

ROATE may include certain items that are not indicative of the ongoing operating results of the Company's business. Accordingly, the Company also uses Adjusted ROATE to monitor and evaluate operating performance relative to the Company's equity. Management believes that Adjusted ROATE is a useful financial measure for investors because it is based on Adjusted net income attributable to PRA. Adjusted ROATE is calculated by dividing annualized Adjusted net income attributable to PRA by average tangible equity. Return on equity ("ROE") is calculated by dividing annualized Net income/(loss) attributable to PRA Group, Inc. by average Total stockholders' equity - PRA Group, Inc.
The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to Average tangible equity, a reconciliation of Net income/(loss) attributable to PRA Group, Inc. to Adjusted net income attributable to PRA, and provides our ROE, ROATE and Adjusted ROATE for the periods indicated (in thousands, except for ratio data):

			Average Tangible Equity Reconciliation (1)
	Balance as of Period End		Third Quarter		Year-to-Date
	September 30, 2026	September 30, 2025	2026	2025	2026	2025
Total stockholders' equity - PRA Group, Inc.	$1,067,001	$928,493	$1,056,235	$1,132,709	$1,023,652	$1,154,889
Goodwill	26,871	26,871	26,871	233,160	26,871	320,848
Other intangible assets	1,209	1,470	1,246	1,506	1,318	1,488
Average tangible equity			$1,028,118	$898,043	$995,463	$832,553

			ROE and ROATE (2)
			Third Quarter		Year-to-Date
			2026	2025	2026	2025
Net income/(loss) attributable to PRA Group, Inc.			$14,892	$(407,703)	$101,019	$(361,670)
Return on equity			6%	(144)%	13%	(42)%
ROATE			6%	(182)%	14%	(58)%

			Adjusted Net Income Attributable to PRA Reconciliation and Adjusted ROATE (3)
			Third Quarter		Year-to-Date
			2026	2025	2026	2025
Net income/(loss) attributable to PRA Group, Inc.			$14,892	$(407,703)	$101,019	$(361,670)
Gain on sale of equity method investment			—	—	—	(38,403)
Goodwill impairment			—	412,611	—	412,611
Tax effect of adjusting items (4)			—	15,969	—	24,686
Adjusted net income attributable to PRA			$14,892	$20,877	$101,019	$37,224
Adjusted ROATE			6%	9%	14%	6%

The following table provides a reconciliation of diluted earnings per share to Adjusted diluted earnings per share:

	Adjusted Diluted Earnings Per Share Reconciliation
	Third Quarter		Year-to-Date
	2026	2025	2026	2025
Diluted earnings per share	$0.39	$(10.43)	$2.64	$(9.20)
Effect of adjusting items and dilutive shares (5)	—	10.96	—	10.14
Adjusted diluted earnings per share	$0.39	$0.53	$2.64	$0.94

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

1.Amounts represent the average balances for the respective periods.
2.Based on annualized Net income/(loss) attributable to PRA Group, Inc.
3.Based on annualized Adjusted net income attributable to PRA.
4.Based on the annual effective tax rate and pretax income excluding the effect of the adjusting items.
5.Impact of the non-GAAP adjusting items and dilutive effect of all potential shares of common stock.